                                                                  CONFORMED COPY


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                               CREDIT AGREEMENT


                          Dated as of June 12, 1997,


                  as amended and restated as of June 27, 1997


                                     among


                          PACIFICORP HOLDINGS, INC.,

                           THE LENDERS NAMED HEREIN,


                                CITIBANK, N.A.,
                       as Paying Agent and Issuing Bank

                                      and

                              CITICORP USA, INC.,
                              as Collateral Agent


                          ---------------------------

                          CITICORP SECURITIES, INC.,
                      GOLDMAN SACHS CREDIT PARTNERS, L.P.
                                      and
                         J.P. MORGAN SECURITIES INC.,
                                 as Arrangers


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


                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   Definitions
SECTION 1.01.  Defined Terms...............................................  2
SECTION 1.02.  Terms Generally............................................. 22


                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments................................................. 22
SECTION 2.02.  Loans....................................................... 23
SECTION 2.03.  Borrowing Procedure......................................... 24
SECTION 2.04.  Evidence of Debt; Repayment of Loans........................ 25
SECTION 2.05.  Fees........................................................ 25
SECTION 2.06.  Interest on Loans........................................... 26
SECTION 2.07.  Default Interest............................................ 26
SECTION 2.08.  Alternate Rate of Interest.................................. 27
SECTION 2.09.  Termination and Reduction of Commitments.................... 27
SECTION 2.10.  Conversion and Continuation of Borrowings................... 27
SECTION 2.11.  Repayment of Term Borrowings................................ 29
SECTION 2.12.  Optional Prepayments........................................ 29
SECTION 2.13.  Mandatory Prepayments....................................... 29
SECTION 2.14.  Reserve Requirements; Change in Circumstances............... 31
SECTION 2.15.  Change in Legality.......................................... 32
SECTION 2.16.  Indemnity................................................... 32
SECTION 2.17.  Pro Rata Treatment.......................................... 33
SECTION 2.18.  Sharing of Setoffs.......................................... 33
SECTION 2.19.  Payments.................................................... 34
SECTION 2.20.  Taxes....................................................... 34
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances;
                     Duty to Mitigate...................................... 36
SECTION 2.22.  Letters of Credit........................................... 37


                                  ARTICLE III

                        Representations and Warranties

SECTION 3.01.  Organization................................................ 41
SECTION 3.02.  Corporate and Governmental Authorization; No Contravention.. 41
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                                                                Contents, p. 2
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

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SECTION 3.03.  Enforceability.............................................. 41
SECTION 3.04.  Financial Statements........................................ 41
SECTION 3.05.  No Material Adverse Change.................................. 42
SECTION 3.06.  Restricted Subsidiaries..................................... 42
SECTION 3.07.  Litigation; Compliance with Laws............................ 42
SECTION 3.08.  Agreements.................................................. 43
SECTION 3.09.  Federal Reserve Regulations................................. 43
SECTION 3.10.  Investment Company Act; Public Utility Holding Company Act.. 43
SECTION 3.11.  Use of Proceeds............................................. 43
SECTION 3.12.  Tax Returns................................................. 43
SECTION 3.13.  No Material Misstatements................................... 43
SECTION 3.14.  Employee Benefit Plans...................................... 44
SECTION 3.15.  Environmental Matters....................................... 44
SECTION 3.16.  Pledge Agreement............................................ 45


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date.............................................. 45
SECTION 4.02.  Borrowings.................................................. 46


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties........................ 47
SECTION 5.02.  Insurance................................................... 48
SECTION 5.03.  Obligations and Taxes....................................... 48
SECTION 5.04.  Financial Statements, Reports, etc.......................... 48
SECTION 5.05.  Litigation and Other Notices................................ 49
SECTION 5.06.  Maintaining Records; Access to Properties and Inspections... 50
SECTION 5.07.  Use of Proceeds............................................. 50
SECTION 5.08.  Compliance with Laws........................................ 50
SECTION 5.09.  Further Assurances.......................................... 50
SECTION 5.10.  Repayment of Existing Indebtedness.......................... 50
SECTION 5.11.  Open Market Shares.......................................... 50
SECTION 5.12.  PPM Contribution............................................ 50

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                                                                Contents, p. 3

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                                   ARTICLE VI

                               Negative Covenants
SECTION 6.01.  Indebtedness................................................ 51
SECTION 6.02.  Liens....................................................... 52
SECTION 6.03.  Sale and Lease-Back Transactions............................ 54
SECTION 6.04.  Investments, Loans and Advances............................. 54
SECTION 6.05.  Mergers, Consolidations, Sales of Assets, Equity Issuances
                 and Acquisitions.......................................... 55
SECTION 6.06.  Dividends and Distributions; Restrictions on Ability of
                 Restricted Subsidiaries to Pay Dividends.................. 56
SECTION 6.07.  Transactions with Affiliates................................ 57
SECTION 6.08.  Business of Borrower and Restricted Subsidiaries............ 57
SECTION 6.09.  Other Agreements............................................ 57
SECTION 6.10.  Interest Coverage........................................... 58
SECTION 6.11.  PTI Total Debt/Total Capitalization......................... 58
SECTION 6.12.  PTI Consolidated EBITDA..................................... 58


                                  ARTICLE VII

                               Events of Default


                                 ARTICLE VIII

                   The Paying Agent and the Collateral Agent


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01.  Notices..................................................... 63
SECTION 9.02.  Survival of Agreement....................................... 63
SECTION 9.03.  Binding Effect.............................................. 64
SECTION 9.04.  Successors and Assigns...................................... 64
SECTION 9.05.  Expenses; Indemnity......................................... 66
SECTION 9.06.  Right of Setoff............................................. 67
SECTION 9.07.  APPLICABLE LAW.............................................. 68
SECTION 9.08.  Waivers; Amendment.......................................... 68
SECTION 9.09.  Interest Rate Limitation.................................... 68
SECTION 9.10.  Entire Agreement............................................ 69
SECTION 9.11.  WAIVER OF JURY TRIAL........................................ 69
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                                                                Contents, p. 4
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
SECTION 9.12.  Severability................................................ 69
SECTION 9.13.  Counterparts................................................ 69
SECTION 9.14.  Headings.................................................... 70
SECTION 9.15.  Jurisdiction; Consent to Service of Process................. 70
SECTION 9.16.  Confidentiality............................................. 70
SECTION 9.17.  Margin Regulations.......................................... 71


         Exhibits and Schedules
         EXHIBIT A            Administrative Questionnaire
         EXHIBIT B            Assignment and Acceptance
         EXHIBIT C            Borrowing Request
         EXHIBIT D            Pledge Agreement
         EXHIBIT E-1          Opinion of Stoel Rives LLP
         EXHIBIT E-2          Opinion of Davis Polk & Wardwell

         SCHEDULE 1.01(a)     Excluded Assets
         SCHEDULE 1.01(b)     Existing Indebtedness
         SCHEDULE 1.01(c)     PTI Asset Sales
         SCHEDULE 1.01(d)     Refinanced Indebtedness
         SCHEDULE 1.01(e)     Restricted Subsidiaries
         SCHEDULE 2.01        Commitments
         SCHEDULE 3.07        Litigation
         SCHEDULE 3.15        Environmental Matters
         SCHEDULE 6.04(b)     Commitments for Investments, Loans and Advances of
                               the Borrower and the Restricted Subsidiaries
         SCHEDULE 6.04(h)     PTI Acquisitions

                                    CREDIT AGREEMENT dated as of June 12, 1997,
                           as amended and restated as of June 27, 1997, among PACIFICORP HOLDINGS, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in Article
                           I), CITIBANK, N.A., a national banking association ("Citibank"), as paying agent (in such capacity, the "Paying Agent") for the Lenders, and as issuing bank (in such capacity, the "Issuing Bank"), and CITICORP USA, INC., a Delaware corporation ("Citicorp USA"), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

         The parties hereto are parties to a Credit Agreement dated as of June 12, 1997 (the "Original Credit Agreement").

         Pursuant to the Offer (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), Bidco has offered or will offer to purchase each outstanding Share (including Shares represented by Depositary Shares) at a purchase price of 695.5 pence net per share in cash to the holder thereof (which includes a net dividend of 5.5 pence per share to be paid by the Target on July 4, 1997). In connection therewith and to provide a portion of the financing therefor, (a) Bidco has entered into the Bidco Facility Agreement, (b) Energyco has entered into the Energyco Bridge Loan Agreement and (c) Powercoal has entered into the Powercoal Credit Agreement.

         The Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans on a single date at any time during the Term Loan Availability Period in an aggregate principal amount not in excess of $1,200,000,000, and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $85,000,000. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $85,000,000, to support payment obligations incurred in the ordinary course of business, or to support investments made, directly or indirectly, by the Borrower, the Restricted Subsidiaries and PFS and its subsidiaries.

         The proceeds of the Term Loans are to be used solely (a) to refinance the principal of, and to pay all interest, fees and other amounts payable in respect of, the Refinanced Indebtedness, (b) to distribute to Bidco through certain of the Borrower's direct and indirect subsidiaries a portion of the funds necessary to finance the Offer, (c) for the payment of fees and expenses in connection with the Offer and (d) for general corporate purposes of the Borrower and the Restricted Subsidiaries. The proceeds of the Revolving Loans are to be used solely (a) for the ordinary working capital needs of the Borrower and the Restricted Subsidiaries and (b) to finance loans to PFS and its subsidiaries to be used by PFS and its subsidiaries for their ordinary working capital needs. Bidco will use (a) the proceeds from each Acquisition Borrowing,
(b) the proceeds of the Powercoal/Bidco Loans, (c) certain proceeds from borrowings by Bidco under the Bidco Facility Agreement and (d) certain proceeds that Energyco will indirectly distribute to Bidco from borrowings by Energyco under the Energyco Bridge Loan Agreement to (i) finance the Offer and for the purposes specified in Clause 3.1(a)(i) of the Bidco Facility Agreement, as in effect on the Restatement Date, and (ii) refinance certain existing Indebtedness of the Target and its subsidiaries.

         The Borrower has requested that the Original Credit Agreement be amended and restated in the form hereof. The Lenders and the Issuing Bank are willing so to amend and restate the Original

Credit Agreement and to extend such credit to the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "Acquisition Borrowing" shall mean any Borrowing, the proceeds of which are distributed to Bidco through certain of the Borrower's direct and indirect subsidiaries to be used by Bidco to finance a portion of the Offer.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A or such other form as shall be approved by the Paying Agent.

         "Affiliate" shall mean, when used with respect to a specified person, any other person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under direct or indirect common Control with such specified person; provided that, for purposes of
Section 6.07 only, beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be Control for purposes of the definition of "Affiliate". Neither the Lenders nor any of their Affiliates will be treated as an Affiliate of the Borrower or any of its subsidiaries for purposes of this Agreement.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Paying Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Paying Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Paying Agent's domestic offices.

         "Asset Sale" shall mean (a) the sale, lease, transfer or other disposition (by way of merger or otherwise, including as a result of a Condemnation Event or a Casualty Event) by the Borrower or any of the Restricted Subsidiaries (other than PTI or any of its subsidiaries) to any person other than the Borrower or any wholly owned Restricted Subsidiary of (i) any capital stock of any of the Restricted Subsidiaries or Newco or (ii) any other assets of the Borrower or any of the Restricted Subsidiaries (other than inventory, obsolete or worn-out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business), except for any sale, lease, transfer or other disposition in one transaction or a series of related transactions having a value of $25,000,000 or less or (b) any payment in respect of the PFSAC Obligation. Notwithstanding the foregoing, the term "Asset Sale" shall not include (a) the PPM Contribution, the TPC Contribution, the PFS Pre-Funding Sale or the Powercor Contribution, (b) the transfer of Open Market Shares in accordance with Section 5.11, (c) transfers of assets that result in an investment permitted by Section 6.04(c) or (e), (d) transfers of assets as part of a sale and lease-back transaction permitted by
Section 6.03, (e) the payment of a cash dividend permitted by Section 6.06(a), and (f) the transfer to a subsidiary of PacifiCorp of any of the Excluded Assets.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Paying Agent, in the form of Exhibit B or such other form as shall be approved by the Paying Agent.

         "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

         "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" shall mean any Base Rate Term Loan or Base Rate Revolving Loan.

         "Base Rate Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Base Rate Term Borrowing" shall mean a Borrowing comprised of Base Rate Term Loans.

         "Base Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Bidco" shall mean PacifiCorp Acquisitions, an unlimited company incorporated in England and Wales, all the outstanding share capital of which on the Restatement Date is beneficially owned by FinanceCo.

         "Bidco Agent" shall mean Citibank International plc, in its capacity as facility agent for the Bidco Lenders under the Bidco Facility Agreement, and any successor or assign in such capacity.

         "Bidco Facility Agreement" shall mean the facility agreement dated June 13, 1997, among Bidco, Recco, FinanceCo, the Bidco Lenders, the Bidco Agent and the Arrangers, the Security Agent and the LC Bank named therein.

         "Bidco Lenders" shall mean the financial institutions that are parties from time to time to the Bidco Facility Agreement as lenders thereunder.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Paying Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Income Available for Interest" shall mean, for any period, the sum of (a) the aggregate amount of cash dividends actually received by the Borrower during such period with respect to common stock of its subsidiaries;
(b) the aggregate amount of payments actually received by the Borrower during such period with respect to the Borrower's interest in the Spring Creek Obligations, net of income taxes applicable thereto calculated at the Net Effective Tax Rate for such period; (c) the aggregate amount of any interest payments actually received by the Borrower during such period with respect to Indebtedness due to the Borrower under the Intercompany Loan Agreements and with respect to any other intercompany loans or advances, net of income taxes applicable thereto calculated at the Net Effective Tax Rate for such period; and
(d) the aggregate amount of cash equity investments made by PacifiCorp in the Borrower during such period. For purposes of clause (d) of this definition, a cash equity investment made by PacifiCorp in the Borrower within 30 days of the end of any fiscal quarter shall be deemed to have been made during such fiscal quarter (and not during the following fiscal quarter) if the Borrower so elects by giving written notice of such election to the Paying Agent within such 30-day period.

         "Casualty Event" shall mean an event pursuant to which the Borrower or any of the Restricted Subsidiaries has the right to collect insurance proceeds under any insurance policies with respect to any insured casualty or other insured damage to any property of the Borrower or any of the Restricted Subsidiaries.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of PacifiCorp; (b) a majority of the seats (other than vacant seats) on the board of directors of PacifiCorp shall at any time be occupied by persons who were neither (i) nominated by the board of directors of PacifiCorp, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to PacifiCorp shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Borrower, any person directly or indirectly Controlling the Borrower or any subsidiary of the Borrower is a party; (d) PacifiCorp consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, PacifiCorp in any such event pursuant to a transaction in which any of the issued and outstanding capital stock of PacifiCorp is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of PacifiCorp outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving or transferee person constituting a majority of the issued and outstanding shares of such capital stock of such surviving or transferee person (immediately after giving effect to such conversion or exchange); (e) PacifiCorp shall own, directly or indirectly, beneficially and of record, less than 80% of the outstanding capital stock of the Borrower; or (f) the Borrower shall own, directly or indirectly, beneficially and of record, less than 80% of the outstanding capital stock of Newco, free and clear of all Liens, other than Liens created by the Pledge Agreement.

         "Citibank" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Citicorp USA" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Closing Date" shall mean June 12, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral", as defined in the Pledge Agreement.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Condemnation Event" shall mean an event pursuant to which the Borrower or any of the Restricted Subsidiaries has the right to collect and receive proceeds as a result of any action or proceeding for the taking of any property of the Borrower or any Restricted Subsidiary, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower to be used by the Initial Lenders and their Affiliates in connection with the syndication of the Commitments following the Closing Date.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period (including payments in respect of income taxes under the Tax Sharing Arrangement), (c) all amounts attributable to depreciation, depletion and amortization for such period and (d) all noncash nonrecurring charges during such period, and minus, without duplication, all nonrecurring gains during such period, all as determined on a consolidated basis with respect to PTI and its subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by PTI and its subsidiaries during such period, in each case, as determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received by PTI or its subsidiaries with respect to the interest rate protection agreements relating to PTI and its subsidiaries.

         "Consolidated Net Income" shall mean, for any period, net income or loss of PTI and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any person in which any other person (other than PTI or any of its subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to PTI or any of its subsidiaries by such person during such period and (b) the income (or loss) of any person accrued prior to the date it becomes a subsidiary of PTI or is merged into or consolidated with PTI or any of its subsidiaries or the date that person's assets are acquired by PTI or any of its subsidiaries.

         "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of PTI and its subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Depositary Shares" shall mean the American Depositary Shares, evidenced by American Depositary Receipts, each such American Depositary Share representing four Shares.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Energyco" shall mean PacifiCorp EnergyCo, an unlimited company incorporated in England and Wales, all the outstanding share capital of which on the Restatement Date is beneficially owned by Newco.

         "Energyco Bridge Loan Agreement" shall mean the bridge loan agreement dated as of the Closing Date, among Energyco, Newco, the lenders from time to time party thereto, the Arrangers named therein, and Citibank, as administrative agent thereunder.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean any issuance or sale by the Borrower or any Restricted Subsidiary of any shares of capital stock or other equity securities of the Borrower or any Restricted Subsidiary or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to, or any other capital contribution by, PacifiCorp, the Borrower, any wholly owned Restricted Subsidiary or Newco, (b) any issuance of directors' qualifying shares, (c) any issuance or sale to officers and employees under employee benefit or compensation plans and (d) any issuance or sale of an interest in a Single Purpose Entity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, except a reportable event for which the requirement of notice to the PBGC has been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its subsidiaries is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower in excess of $1,000,000.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Exchange Rate Protection Agreement" shall mean any Hedging Agreement that is (a) entered into by the Borrower with a counterparty that as of the date of such Hedging Agreement is a Lender

(or an affiliate of a Lender) and (b) designed to protect the Borrower against fluctuations in currency exchange rates and not for speculation.

         "Excluded Assets" shall mean the assets set forth on Schedule 1.01(a).

         "Existing Indebtedness" shall mean the Indebtedness of the Borrower existing on the Closing Date and set forth on Schedule 1.01(b).

         "Fees" shall mean the Commitment Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "FinanceCo" shall mean PacifiCorp Finance (UK) Limited, a limited company incorporated in England and Wales, all the outstanding share capital of which on the Restatement Date is beneficially owned by Recco.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "Funding Exchange Rate Protection Agreement" shall mean any Exchange Rate Protection Agreement that is designed to ensure that the applicable borrowings under this Agreement, the Energyco Bridge Loan Agreement and the Powercoal Credit Agreement will provide a sufficient amount in pounds sterling (together with borrowings under the Bidco Facility Agreement and certain other sources of funds) to pay for the Shares.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

         "Goldman" shall mean Goldman Sachs Credit Partners L.P., a Bermuda limited partnership.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" shall mean any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of (x) the principal amount thereof and (y) the fair market value of such property), (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person and (h) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; provided that, for purposes of the definition of "Total Debt" as used in Section 6.11, "Indebtedness" shall also include all obligations of such person in respect of Hedging Agreements (other than any interest rate protection agreement and any exchange rate protection agreement, in each case relating to PTI) to the extent the Net Termination Value of such Hedging Agreements at any time exceeds $30,000,000. For purposes of this Agreement, the amount of Non-Recourse Indebtedness of the Borrower and its subsidiaries included in the calculation of Indebtedness of the Borrower and its subsidiaries at any time shall equal the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the equity of the Borrower and its subsidiaries in the asset or Single Purpose Entity, as the case may be, relating to such Non- Recourse Indebtedness. For purposes of this Agreement, the amount of Indebtedness (other than Non- Recourse Indebtedness) of any partnership, limited liability company or similar pass-through entity (as used in this definition, a "partnership") in which the Borrower or a subsidiary is a general partner or other member or equity holder with unlimited liability (as used in this definition, a "general partner") and in which there are one or more Qualified General Partners shall only be included in the calculation of Indebtedness of the Borrower and its subsidiaries at any time (a) to the extent of the Borrower's or such subsidiary's pro rata share of the interest of the general partners in the partnership at such time, or (b) if the applicable governing or other relevant agreement specifies that the Borrower or any of its subsidiaries is liable to the partnership or its creditors for a specific percentage of such partnership's liabilities, to the extent of such specified percentage. For purposes hereof, "Qualified General Partner" shall mean a general partner of a partnership that (a) is a person that was not created solely for the purpose of investing in such partnership, and (b) at the time of the investment in such partnership, the Borrower reasonably believes that (i) such person has a credit quality (or credit support) approximately equal to that of the Borrower or the applicable subsidiary and (ii) such person will be able to perform its share of the obligations under such Indebtedness when due.

         "Initial Lenders" shall mean Citibank, Goldman and Morgan.

         "Intercompany Loan Agreement" shall mean (a) the Umbrella Loan Agreement dated as of April 4, 1983, between PacifiCorp and certain of its subsidiaries, as in effect on the Closing Date, (b) the Intercompany Borrowing Agreement dated as of April 1, 1991, between the Borrower and certain of its subsidiaries and affiliates, as in effect on the Closing Date, and (c) any additional or substitute intercompany lending agreement, or amendment thereto, among substantially the same parties and on substantially the same terms and conditions (other than rates of interest) as any agreement described in clause
(a) or (b) above.

         "Interest Expense" shall mean, for any period of four consecutive fiscal quarters, the interest expense (including related commitment fees, facilities fees and similar fees) accrued during such period in respect of Indebtedness of the Borrower; provided that interest expense in respect of Indebtedness Guaranteed by the Borrower shall be included only to the extent actually paid by the Borrower.

         "Interest Expense (After Tax)" shall mean, for any period of four consecutive fiscal quarters, an amount equal to (a) the Interest Expense for such period minus (b) the Tax Benefit for such period.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any Hedging Agreement that is (a) entered into by the Borrower with a counterparty that as of the date of such Hedging Agreement is a Lender (or an affiliate of a Lender) and (b) designed to protect the Borrower against fluctuations in interest rates and not for speculation.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(b).

         "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(b).

         "Lenders" shall mean (a) the Initial Lenders (other than any such Initial Lender that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Paying Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Paying Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) any other preferential arrangement that has substantially the same practical effect as a security interest.

         "Loan Documents" shall mean this Agreement and the Pledge Agreement.

         "Loans" shall mean the Revolving Loans and the Term Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole,
(b) material impairment of the ability of the Borrower to perform its obligations under the Loan Documents to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under the Loan Documents; provided, that only clauses (b) and (c) shall apply after PTI is no longer a subsidiary of the Borrower.

         "Material Hedging Obligations" shall mean payment obligations in respect of one or more Hedging Agreements with a single counterparty (or its Affiliates) that have Negative Termination Values exceeding $50,000,000 in the aggregate amount.

         "Maturity Date" shall mean June 12, 1999.

         "Morgan" shall mean Morgan Guaranty Trust Company of New York, a New York banking corporation.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Negative Termination Value" shall mean, with respect to any Hedging Agreement, the amount (if any) that would be required to be paid by the Borrower or any Restricted Subsidiary if such Hedging Agreement were terminated by reason of a default by or other termination event relating to the Borrower or any Restricted Subsidiary. The Negative Termination Value of any Hedging Agreement at any date shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement was then outstanding or (b) as of the date such Hedging Agreement is entered into if it is entered into after the end of such fiscal quarter; provided, however, that if an agreement between the Borrower or any Restricted Subsidiary and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other Hedging Agreements (if any then exist) between the Borrower or any Restricted Subsidiary and such counterparty would also terminate and the amount (if any) payable by the Borrower or any Restricted Subsidiary would be a net amount reflecting the termination of all Hedging Agreements so terminated, then the Negative Termination Value of all the Hedging Agreements subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by the Borrower or any Restricted Subsidiary determined as of the later of (a) the end of the most recently ended fiscal quarter or (b) the date on which the most recent Hedging Agreement subject to such netting was entered into.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale or a sale permitted by Section 6.05(a)(v), the cash proceeds thereof received by the Borrower or the Restricted Subsidiaries (including cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) secured by a Lien permitted pursuant to Section 6.02 on such assets and required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and (iii) amounts provided as a reserve against any liabilities under any indemnification obligations associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds);

provided, however, that in the event the Asset Sale is a result of a Casualty Event or Condemnation Event, the cash proceeds thereof for purposes of this definition shall not include proceeds thereof to the extent they are used (or committed to be used) to replace or repair the damaged or condemned property, as applicable, within 180 days of receipt of such proceeds, in each case so long as no Default or Event of Default shall have occurred and be continuing, and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith. Notwithstanding anything to the contrary, "Net Cash Proceeds" shall not include proceeds from an Asset Sale by any Restricted Subsidiary, to the extent that such Restricted Subsidiary shall have (a) applied such proceeds within three Business Days of the receipt thereof to the repayment of Indebtedness of such Restricted Subsidiary that cannot by its terms be reborrowed or (b) notified the Paying Agent, within three Business Days of receipt of such proceeds, of its intention to apply such proceeds to the repayment of such Indebtedness and shall have completed such repayment within 45 days of the receipt thereof.

         "Net Effective Tax Rate" shall mean, for any period, the net effective book rate of Federal and state income tax recorded for such period by the consolidated group of which the Borrower was a member.

         "Net Termination Value" shall mean, with respect to all Hedging Agreements (other than any Interest Rate Protection Agreement and any Exchange Rate Protection Agreement), the difference between (a) the aggregate amounts (if any) that would be required to be paid by the Borrower or any Restricted Subsidiary if such Hedging Agreements were terminated by reason of a default relating to the Borrower or any Restricted Subsidiary, and (b) the aggregate amounts (if any) that the Borrower or any Restricted Subsidiary would be entitled to receive if such Hedging Agreements were terminated by reason of a default relating to the Borrower or any Restricted Subsidiary. The Net Termination Value shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement was then outstanding or (b) as of the date such Hedging Agreement is entered into if it is entered into after the end of such fiscal quarter.

         "Newco" shall mean PacifiCorp Group Holdings Company, a corporation organized under the laws of Oregon, all the outstanding capital stock of which on the Restatement Date is directly owned by the Borrower.

         "Non-Recourse Indebtedness" of any person shall mean at any time Indebtedness secured by a Lien in or upon one or more assets of such person where the rights and remedies of the holder of such Indebtedness in respect of such Indebtedness do not extend to any other assets of such person. Notwithstanding the foregoing, Indebtedness of any person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness of provisions to the effect that such person shall be liable beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) indemnification by such person in favor of holders of such Indebtedness and their affiliates in respect of liabilities to third parties, including environmental liabilities, (c) breaches of customary representations and warranties given to the holders of such Indebtedness and (d) such other similar obligations as are customarily excluded from the provisions that otherwise limit the recourse of commercial lenders making so-called "non-recourse" loans to institutional borrowers. Indebtedness of a Single Purpose Entity shall constitute Non-Recourse Indebtedness of such Single Purpose Entity.

         "Obligations" shall have the meaning assigned to such term in the Pledge Agreement.

         "Offer" shall mean the offer by Goldman Sachs International on behalf of Bidco to acquire all of the outstanding Shares (including Shares represented by Depositary Shares), substantially on the terms and conditions referred to in the press release related thereto, as amended, supplemented or otherwise modified.

         "Offer Document" shall mean the document to be delivered to the shareholders of the Target containing the formal Offer.

         "Open Market Shares" shall mean the purchase of Shares by the Borrower in the open market prior to the Unconditional Date.

         "PacifiCorp" shall mean PacifiCorp, a corporation organized under the laws of Oregon.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PCI" shall mean PacifiCorp Credit, Inc., a corporation organized under the laws of Oregon.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper (or money market funds substantially all the assets of which are invested in such commercial paper) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) obligations issued by any state or political subdivision thereof, having a rating of A or better by Standard & Poor's Ratings Group, or a similar rating by any other nationally recognized rating agency with maturities of not more than one year.

         "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "PFS" shall mean PacifiCorp Financial Services, Inc., a corporation organized under the laws of Oregon.

         "PFSAC" shall mean PFS Acquisition Corp., an Oregon corporation, all the capital stock of which is directly owned by PacifiCorp.

         "PFSAC Obligation" shall mean, collectively, the agreement between the Borrower and PFSAC, the obligation under which shall be payable with proceeds from the sale of certain assets of PFS, and the pledge agreement between the Borrower and PFSAC covering all of the issued and outstanding stock of PFS as security for payments under the agreement.

         "PFS Intercompany Note" shall mean the note issued by PFS to the Borrower evidencing certain intercompany loans made by the Borrower to PFS.

         "PFS Pre-Funding Sale" shall mean the sale of PFS by the Borrower to PFSAC, in exchange for $70,000,000 in cash and the PFSAC Obligation.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

         "pounds sterling" or "pence" shall mean the lawful currency for the time being of the United Kingdom.

         "Powercoal" shall mean PacifiCorp Powercoal LLC, an Oregon limited liability company, all the capital stock of which on the Restatement Date is directly owned by Newco.

         "Powercoal/Bidco Loans" shall have the meaning assigned to such term in the Powercoal Credit Agreement.

         "Powercoal Credit Agreement" shall mean the credit agreement dated as of the Closing Date, among Powercoal, the lenders from time to time party thereto, and Morgan, as paying agent, collateral agent, issuing bank and swingline lender.

         "Powercor" shall mean Powercor Australia Limited, a limited company organized under the laws of Australia.

         "Powercor Contribution" shall mean the contribution of all the share capital of the members of the holding company of Powercor by the Borrower to Newco.

         "PPM" shall mean PacifiCorp Power Marketing, Inc., a corporation organized under the laws of Oregon.

         "PPM Contribution" shall mean the indirect contribution of all the capital stock of PPM by the Borrower to Powercoal.

         "Prepayment Account" shall have the meaning assigned to such term in
Section 2.13(f).

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

         "PTI" shall mean Pacific Telecom, Inc., a corporation organized under the laws of the State of Washington.

         "PTI Asset Sale" shall mean the sale, lease, transfer or other disposition (by way of merger or otherwise, including as a result of a Condemnation Event or a Casualty Event) by PTI or any of its subsidiaries to any person other than the Borrower or any wholly owned Restricted Subsidiary of (a) any capital stock of any subsidiary of PTI or (b) any other assets of PTI or any of its subsidiaries (other than inventory, obsolete or worn-out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business), except for any sale, lease, transfer or other disposition in one transaction or a series of related transactions having a value of $25,000,000 or less. Notwithstanding the foregoing, the term "PTI Asset Sale" shall not include
(a) the payment of a cash dividend permitted by Section 6.06(a), (b) the sale, lease, transfer or other disposition of assets included on Schedule 1.01(c), (c) transfers of assets as part of a sale and lease-back transaction permitted by
Section 6.03 and (d) any substantially contemporaneous exchange (including by way of a substantially contemporaneous purchase and sale) of assets of PTI or any of its subsidiaries for one or more local exchange networks located in the United States, in each case to the extent that no net cash proceeds are received by PTI or any of its subsidiaries as consideration in connection with such exchange.

         "Recco" shall mean PacifiCorp Services Limited, a limited company incorporated in England and Wales, all of the outstanding share capital of which on the Restatement Date is directly owned by Energyco.

         "Refinanced Indebtedness" shall mean the Indebtedness of the Borrower listed on Schedule 1.01(d).

         "Refinancing Indebtedness" shall have the meaning assigned to such term in Section 6.01(g).

         "Register" shall have the meaning given to such term in Section
9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restatement Date" shall mean June 27, 1997.

         "Restricted Subsidiary" shall mean any person listed on Schedule 1.01(e) until the date such person is no longer a subsidiary of the Borrower.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Loan shall be a Eurodollar Revolving Loan or a Base Rate Revolving Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Pledge Agreement.

         "Shares" shall mean the ordinary shares of the Target (par value 10 pence per share).

         "Significant Subsidiary" shall mean, on any date, any Restricted Subsidiary that (a) has total assets, determined on a consolidated basis with its subsidiaries, as of the end of the fiscal quarter preceding such date equal to or greater than 2.5% of the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis as of the end of such fiscal quarter or (b) has income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles ("Adjusted Income"), determined on a consolidated basis with its subsidiaries, for the four fiscal quarter period preceding such date equal to or greater than 2.5% of the Adjusted Income of the Borrower and the Restricted Subsidiaries on a consolidated basis for such period, in all cases as determined in accordance with GAAP.

         "Single Purpose Entity" shall mean a person, other than an individual, that (a) is organized solely for the purpose of holding, directly or indirectly, an ownership interest in one entity or property that is acquired, purchased or constructed or in the case of previously undeveloped, non-income generating property of the Borrower or a Restricted Subsidiary, developed by the Borrower or any of the Restricted Subsidiaries, (b) does not engage in any business unrelated to such entity or property or the financing thereof and (c) does not have any assets or Indebtedness other than those related to its interest in such entity or property or the financing thereof.

         "Spring Creek" shall mean Spring Creek Coal Company, a corporation organized under the laws of Montana.

         "Spring Creek Coal Supply Contract" shall mean the Coal Supply Agreement dated June 2, 1978, between Spring Creek and Utility Fuels, Inc., as amended from time to time.

         "Spring Creek Loan Agreement" shall mean the Loan Commitment and Agreement dated as of June 2, 1993, between Spring Creek and the Borrower (under which the Borrower designated PCI as the affiliate to make the initial loan of $225,000,000 to Spring Creek), as such agreement may be amended from time to time.

         "Spring Creek Loan Documents" shall mean the "Loan Documents" (as such term is defined in Section 1.1 of the Spring Creek Loan Agreement as in effect on the Closing Date), as such Loan Documents may be amended from time to time.

         "Spring Creek Note" shall mean the promissory note issued by Spring Creek to PCI pursuant to the Spring Creek Loan Agreement, as such note may be amended from time to time.

         "Spring Creek Obligations" shall mean the obligations under the Spring Creek Loan Documents of Spring Creek, Spring Creek's affiliates and each issuer of a Letter of Credit (as defined in Section 1.1 of the Spring Creek Loan Agreement as in effect on the Closing Date), in each case whether now existing or hereafter issued or arising.

         "Spring Creek Participation Agreement" shall mean the Amended and Restated Participation Agreement dated as of June 2, 1993, between PCI and the Borrower (under which the Borrower purchased the Borrower's interest in the Spring Creek Obligations from PCI), as such agreement may be amended from time to time.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

         "Target" shall mean The Energy Group PLC, a public limited company incorporated in England and Wales.

         "Tax Benefit" shall mean, for any period of four consecutive fiscal quarters, the product of (a) the Interest Expense for such period and (b) the Net Effective Tax Rate for such period.

         "Tax Sharing Arrangement" shall mean the Capital Contribution Agreement dated as of the Closing Date, the Income Tax Allocation Policy, restated as of January 1, 1989, relating to the Borrower, PacifiCorp and the direct subsidiaries of the Borrower, and the Income Tax Allocation Policy, dated as of January 1, 1997, relating to Newco and its subsidiaries.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Termination Date" shall mean the earlier of (a) December 30, 1997, and
(b) the later of (i) the date that is three months after the Unconditional Date and (ii) the date that is 49 days after the first date on which Bidco acquires 90% of the outstanding Shares to which the Offer relates.

         "Term Loan Availability Period" shall mean the period from and including the Closing Date to and including the Termination Date.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Term Loan shall be either a Eurodollar Term Loan or a Base Rate Term Loan.

         "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Paying Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of PTI and its subsidiaries outstanding as of such date, determined on a consolidated basis (other than Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "TPC" shall mean TPC Corporation, a corporation organized under the laws of Delaware.

         "TPC Contribution" shall mean the indirect contribution of all the capital stock of TPC by the Borrower to Powercoal.

         "Transaction Loan Documents" shall mean (a) the Loan Documents, (b) the Bidco Facility Agreement and the security documents and guarantees related thereto, (c) the Energyco Bridge Loan Agreement and the guarantees related thereto and (d) the Powercoal Credit Agreement and the security documents and guarantees related thereto.

         "Transactions" shall mean the Offer, the transactions contemplated thereby and the transactions contemplated by the Transaction Loan Documents.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Base Rate.

         "Unconditional Date" shall have the meaning assigned to such term in the Bidco Facility Agreement as in effect on the Restatement Date.

         "wholly owned Restricted Subsidiary" shall mean a Restricted Subsidiary which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power (other than directors' qualifying shares) or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Borrower or one or more wholly owned Restricted Subsidiaries of the Borrower or by the Borrower and one or more wholly owned Restricted Subsidiaries of the Borrower.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Transaction Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Term Loans to the Borrower at any time on a single date on or after the Closing Date, and until the earlier of the expiration of the Term Loan Availability Period and the termination of the Term Loan Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount not to exceed its Term Loan Commitment and (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is
(i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
(i) affect the obligation of the Borrower to repay such Loan or (ii) increase the costs of the Borrower that would otherwise be payable under Section 2.14 or
2.20 with respect thereto, in each case in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made or deemed made pursuant to
Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Paying Agent may designate not later than 11:00 a.m., New York City time, and the Paying Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Paying Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Paying Agent such Lender's portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with paragraph (c) above and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Paying Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Paying Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Paying Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Interest Period with respect to a Revolving Credit Borrowing or Term Borrowing that would end after the Maturity Date.

         (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Paying Agent of the L/C Disbursement and the Paying Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Paying Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Paying Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Paying Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Paying Agent thereafter will be promptly remitted by the Paying Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Paying Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Paying Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Paying Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or a Base Rate Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c));
(iv) the amount of such Borrowing; and (v) if such

Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Paying Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Paying Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in
Section 2.11 and the then unpaid principal amount of each Revolving Loan on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Paying Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Paying Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Paying Agent, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") of 0.50% per annum on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

         (b) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Paying Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to 2.00% per annum, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances, absent manifest error.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to (a) for the period from the Closing Date up to and including December 12, 1998, the Base Rate plus 1.00% and (b) thereafter, the Base Rate plus 1.50%.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (a) for the period from the Closing Date up to and including December 12, 1998, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 2.00% and (b) thereafter, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 2.50%.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Base Rate plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Paying Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender or Lenders holding a majority of the Eurodollar Loans comprising such Eurodollar Borrowing of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Paying Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Paying Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for a Base Rate Borrowing. Each determination by the Paying Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Termination Date. The Revolving Credit Commitments and the L/C Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, the Revolving Credit Commitment and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on the Termination Date if the initial Borrowing hereunder shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that
(i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Paying Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Paying Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into a Base Rate Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Paying Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing; and

                  (vii) upon notice to the Borrower from the Paying Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Paying Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this
Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (b) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Paying Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Paying Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

         (b) Not later than the fourth Business Day following the receipt of Net Cash Proceeds from any Asset Sale (except to the extent the Borrower has notified the Paying Agent of its intention to reinvest the proceeds thereof in accordance with the definition of the term "Net Cash Proceeds" and such proceeds are in fact so reinvested within the 180-day period referred to in such definition), the Borrower or the applicable Restricted Subsidiary shall apply 100% of such Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans.

         (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fourth Business Day next following) the receipt of Net Cash Proceeds from any such Equity Issuance, apply 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

         (d) In the event that the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of the Borrower or any Restricted Subsidiary (other than Indebtedness permitted by Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the fourth Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

         (e) The Borrower shall deliver to the Paying Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least four days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (f) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Term Loans and Base Rate Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Paying Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Paying Agent and over which the Paying Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(f). The Paying Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Paying Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Paying Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Paying Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Paying Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Paying Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Paying Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether or not having the force of law) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its respective holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that neither any Lender nor the Issuing Bank shall be entitled to compensation under this Section 2.14 for any increased costs or reductions incurred or suffered with respect to any date unless such Lender or the Issuing Bank, as the case may be, shall have notified the Borrower under paragraph (c) above, not more than 90 days after the later of (i) such date and (ii) the date on which such Lender or Issuing Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Paying Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Base Rate Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert a Base Rate Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a request to continue a Base Rate Loan as such for an additional Interest Period or to convert a Eurodollar Loan into a Base Rate Loan, as the case may be) unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph
         (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (a) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (b) the conversion of any Eurodollar Loan to a Base Rate Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (c) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this sentence being called a "Breakage Event") . In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan (excluding loss of margin) that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Paying Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Paying Agent at its offices at 399 Park Avenue, New York, New York.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United Kingdom, the United States or any political subdivision thereof, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings imposed by reason of the Paying Agent or Lender or Issuing Bank (or any transferee or assignee thereof including a participation holder (any such entity, a "Transferee")), as the case may be, doing business or being regulated, organized, managed, controlled or having a lending office in the jurisdiction imposing such tax, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Paying Agent or any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Paying Agent or such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority of the United Kingdom, the United States or any political subdivision thereof in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Paying Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Paying Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Paying Agent, a Lender or the Issuing Bank (or Transferee), or the Paying Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Paying Agent or any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Paying Agent, at its address referred to in Section 9.01 to the extent legally available, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Paying Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office") . In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Paying Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Paying Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Paying Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under
Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, for the account of any Restricted Subsidiary or for the account of PFS or any subsidiary thereof (provided that the Borrower shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of or in favor of any such Restricted Subsidiary, PFS or any subsidiary thereof), in a form reasonably acceptable to the Paying Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Paying Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $85,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance, renewal or extension, as applicable, of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit

Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Paying Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Paying Agent an amount equal to such L/C Disbursement not later than 2:00 p.m. on the day that the Borrower shall have received notice from the Issuing Bank of such L/C Disbursement, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Restricted Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Paying Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Paying Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Paying Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement in accordance with paragraph (e) above. The Paying Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Paying Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Paying Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(b)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Paying Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) to the extent and so long as the L/C Exposure exceeds the Total Revolving Credit Commitments, the Borrower shall, on the Business Day it receives notice from the Paying Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure (or in the case of clause (ii) of this sentence, the excess of the L/C Exposure over the Total Revolving Credit Commitment) as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made as selected by the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Paying Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral pursuant to clause (i) of the first sentence of this paragraph
(j), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral pursuant to clause (ii) of the first sentence of this paragraph (j), such amount shall be returned to the Borrower from time to time to the extent that the amount of such cash collateral held by the Collateral Agent exceeds the excess, if any, of the L/C

Exposure over the Total Revolving Credit Commitment so long as no Event of Default shall have occurred and be continuing.

                                   ARTICLE III

                         Representations and Warranties

         The Borrower represents and warrants to the Paying Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. Organization. Each of the Borrower and the Restricted Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in each case, where the failure to satisfy any of the above could not be reasonably expected to result in a Material Adverse Effect.

         SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Borrower of this Agreement and the Pledge Agreement and the performance by the Borrower of its obligations hereunder and thereunder are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower. No registration, recordation or filing with or consent, approval or other action by any regulatory or other governmental body, agency or official is required in connection with the execution or delivery of this Agreement and the Pledge Agreement by the Borrower, except where the failure to register, record or file could not reasonably be expected to result in a Material Adverse Effect, or is necessary for the validity or enforceability hereof or thereof, and the execution, delivery, performance and enforcement of this Agreement and the Pledge Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, or of the certificate of incorporation or by-laws of the Borrower or any of the Restricted Subsidiaries, except where such contravention or default could not be reasonably expected to result in a Material Adverse Effect, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any material Lien upon any asset of the Borrower or any of the Restricted Subsidiaries (other than any Lien created under the Loan Documents).

         SECTION 3.03. Enforceability. This Agreement constitutes (and, upon execution and delivery thereof as contemplated thereby, the Pledge Agreement will constitute) a valid and binding agreement of the Borrower, in each case enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.04. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheet and statements of income and retained earnings and cash flows of each of (A) the Borrower and its subsidiaries and (B) PTI and its subsidiaries as of and for the fiscal year ended December 31, 1996, in each case audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and
(ii) as of and for the fiscal quarter ended March 31, 1997, certified by a Financial Officer of the Borrower or PTI, as the case may be. Such financial statements were prepared in accordance with GAAP applied on a consistent basis. Such financial statements present fairly in accordance with GAAP the financial condition and results of operations and cash flows of the Borrower and PTI, in each case, as of such dates and for such periods. Such balance sheets and the notes thereto (if any) disclose all material liabilities, direct or contingent, of each of (A) the Borrower and its subsidiaries and (B) PTI and its subsidiaries, in each case, as of the dates thereof, as required in accordance with GAAP.

         (b) The Borrower has heretofore caused the delivery to the Lenders of the unaudited pro forma consolidating balance sheet of Newco and its subsidiaries as of December 31, 1996 and March 31, 1997, prepared to give effect to the Transactions as if they had occurred on such dates and the Borrower has delivered to the Lenders unaudited pro forma consolidating statements of income of Newco and its subsidiaries for the year ended December 31, 1996 and for the twelve months ended March 31, 1997, assuming the Transactions had actually occurred on January 1, 1996 and April 1, 1996, respectively. Such pro forma balance sheets and income statements have been prepared based on reasonable assumptions, are based on information which the Borrower believes to be the best information available to Newco as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of Newco and its subsidiaries as of December 31, 1996 and March 31, 1997, assuming that the Transactions had actually occurred on such dates, and present fairly on a pro forma basis the estimated consolidated results of operations of Newco and its subsidiaries for the years ended December 31, 1996 and March 31, 1997, assuming that the Transactions had actually occurred on January 1, 1996 and April 1, 1996, respectively.

         SECTION 3.05. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, condition, financial or otherwise, or material agreements of the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 1996, except for any such change that results solely from a sale of all the capital stock or all or substantially all of the assets of any of the Restricted Subsidiaries or PFS, the sale of the Spring Creek Note, the making of the Powercor Contribution, the PPM Contribution or the TPC Contribution, or the transfer of the Excluded Assets, in each case in accordance with the terms hereof.

         SECTION 3.06. Restricted Subsidiaries. The shares of capital stock or other ownership interests of the Restricted Subsidiaries pledged as Collateral under the Pledge Agreement are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than any Lien created under the Loan Documents).

         SECTION 3.07. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.07, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such person (i) that expressly involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.08. Agreements. (a) Neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate or other organizational restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) Neither the Borrower nor any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         (c) Each of the Spring Creek Loan Agreement, the Spring Creek Note and the Spring Creek Participation Agreement is a valid and binding agreement or obligation of the parties thereto and is in full force and effect. The execution, delivery and performance of the Spring Creek Loan Agreement, the Spring Creek Note and the Spring Creek Participation Agreement did not and will not contravene, or constitute a default under, any provision of the Spring Creek Coal Supply Contract.

         SECTION 3.09. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

         SECTION 3.10. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or any other law or regulation which limits the incurrence by the Borrower of Indebtedness, including laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.12. Tax Returns. Each of the Borrower and the Restricted Subsidiaries, and any other affiliate with joint and several liability for taxes, has filed or caused to be filed all Federal, state, local and other material tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it pursuant thereto and all assessments received by it, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.13. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Paying Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.14. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to comply could not be reasonably expected to result in a Material Adverse Effect. None of the Borrower or any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 3.15. Environmental Matters. Except as set forth in Schedule 3.15:

         (a) The properties owned or operated by the Borrower and the Restricted Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Restricted Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from or under the Properties or otherwise in connection with the operations of the Borrower or the Restricted Subsidiaries, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

         (d) Neither the Borrower nor any of the Restricted Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Restricted Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Restricted Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Borrower or the Restricted Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Restricted Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

         SECTION 3.16. Pledge Agreement. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a duly perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in the Collateral, in each case prior and superior in right to any other person.

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions:

                  (a) The Paying Agent shall have received, on behalf of itself and the Lenders and the Issuing Bank, a favorable written opinion of Stoel Rives LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit E-1 and a favorable written opinion of Davis Polk & Wardwell, special counsel for the Borrower, substantially to the effect set forth in Exhibit E-2.

                  (b) The Paying Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

                  (c) The Paying Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated the Closing Date and confirming that the representations and warranties set forth in Article III hereof are true and correct in all material respects, except to the extent any such representation and warranty relates to an earlier date.

                  (d) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent.

                  (e) The Paying Agent and the Initial Lenders shall have received all fees and other amounts due and payable on the Closing Date in connection with the Offer.

         SECTION 4.02. Borrowings. (a) The obligation of any Lender to make a Loan on the occasion of any Borrowing, the proceeds of which are to be used, directly or indirectly, to finance the Offer or to pay costs and expenses related thereto or for any other purpose set forth in Clause 3.1(a)(i) of the Bidco Facility Agreement, as in effect on the Restatement Date, or to enable the Borrower to repay or prepay the Existing Indebtedness or the Refinanced Indebtedness, is subject to the satisfaction of the following conditions:

                  (i) The Paying Agent shall have received a notice of Borrowing as required by Section 2.03.

                  (ii) At the time of and immediately after such Borrowing, no Event of Default described in clause (g), (h) or (l) of Article VII shall have occurred and be continuing with respect to the Borrower.

                  (iii)  The PFS Pre-Funding Sale shall have been consummated.

                  (iv) The representations and warranties set forth in Sections 3.01, 3.02 and 3.03, as they relate to the Borrower, shall be true and correct in all material respects on the date of any such Borrowing with the same effect as though made on such date.

                  (v) The Borrower shall have repaid in full (or shall have made satisfactory provision for the repayment in full of) the principal of all loans outstanding, interest thereon and other amounts due and payable in respect of the Refinanced Indebtedness, and the Paying Agent shall have received duly executed documentation either evidencing or reasonably providing for (A) the cancelation of the Refinanced Indebtedness and each agreement related thereto except for indemnity provisions that expressly survive the termination of such applicable agreement, (B) the cancelation of all commitments to lend under any such agreement and (C) the termination of all related guarantees and security interests granted by the Borrower or any other person in connection therewith and the discharge of all obligations or interests thereunder.

                  (vi) Each of the applicable conditions precedent with respect to a borrowing to finance the Offer set forth in the Powercoal Credit Agreement, the Energyco Bridge Loan Agreement and the Bidco Facility Agreement (other than any condition in any such agreement requiring that borrowings shall have been made under this or any other such agreement and/or the proceeds of such borrowings have been made available directly or indirectly to Bidco) shall have been satisfied or waived in accordance with the terms thereof and each of such agreements shall be in full force and effect.

Each Borrowing hereunder of the type described in this Section 4.02(a) shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (ii), (iii), (iv), (v) and (vi) of this Section 4.02(a).

         (b) The obligation of any Lender to make a Loan, or of the Issuing Bank to issue a Letter of Credit (each, a "Credit Event") on the occasion of any Credit Event other than (i) a Borrowing of the type described in Section 4.02(a) or (ii) a continuation or conversion of a Borrowing of the type described in
Section 2.10, is subject to the satisfaction of the following conditions:

                  (i) The Paying Agent shall have received a notice of such Credit Event as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Paying Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.22(b).

                  (ii) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (iii) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event of the type described in this Section 4.02(b) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (ii) and (iii) of this
Section 4.02(b).


                                    ARTICLE V

                              Affirmative Covenants

         The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of the Borrower and each Significant Subsidiary, except as otherwise expressly permitted under Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except as contemplated by this Agreement, maintain and operate such business in substantially the manner in which it is presently conducted and operated; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, in each case, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Paying Agent and each Lender:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year, a consolidated balance sheet and related statement of income and retained earnings and cash flows showing the financial condition of each of (i) the Borrower and its subsidiaries and (ii) PTI and its subsidiaries as of the close of and during such fiscal year, in each case audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of (A) the Borrower and its subsidiaries and (B) PTI and its subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied (except as otherwise provided in the notes thereto);

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year, an unaudited consolidating balance sheet and related statement of income for the Borrower and its subsidiaries for the four quarter period ending as of the close of such fiscal year;

                  (c) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or, in the case of PFS, each fiscal quarter), a consolidated balance sheet and related statement of income and retained earnings and cash flows showing the financial condition of each of (i) the Borrower and its subsidiaries, (ii) PTI and its subsidiaries and (iii) PFS and its subsidiaries as of the close of and during such fiscal quarter and the then elapsed portion of the fiscal year, in each case certified by one of the Borrower's, PTI's or PFS's (as the case may be) Financial Officers as fairly presenting the financial condition and results of operations of (A) the Borrower and its subsidiaries, (B) PTI and its subsidiaries and (C) PFS and its subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied (except for the absence of footnote disclosure), subject to normal year-end audit adjustments;

                  (d) concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, (i) a certificate of the applicable accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default has occurred and that no Default has occurred and is continuing or, if such an Event of Default has occurred or a Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) a certificate of a Financial Officer of the Borrower setting forth the Net Termination Value as of the date of such financial statements;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its public shareholders, as the case may be; and

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary or any of its subsidiaries, or compliance with the terms of any Loan Document, as the Paying Agent or any Lender may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Paying Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development of which a Responsible Officer is aware that has resulted in, or which such Responsible Officer has reasonably concluded will result in, a Material Adverse Effect.

         SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Paying Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Restricted Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Paying Agent or any Lender to discuss (in the presence of the Borrower or such Restricted Subsidiary, as applicable, unless a Default or Event of Default shall have occurred and is continuing) the affairs, finances and condition of the Borrower or any Restricted Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.08. Compliance with Laws. Comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where non-compliance therewith could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.09. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may reasonably be required under applicable law, or that the Required Lenders, the Paying Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Pledge Agreement.

         SECTION 5.10. Repayment of Existing Indebtedness. As soon as practicable, and in any event no later than 30 days after the date of the initial Acquisition Borrowing, the Borrower shall repay or cause to be repaid all Existing Indebtedness, and all obligations thereunder shall be terminated (except for obligations that, by the terms of the applicable agreement, expressly survive termination) and all commitments thereunder shall be canceled.

         SECTION 5.11. Open Market Shares. On or prior to the date of the initial Acquisition Borrowing pursuant to Section 4.02(a), transfer or cause to be transferred all the Open Market Shares to Bidco.

         SECTION 5.12. PPM Contribution. As soon as practicable, but in any event not later than 270 days after the initial Acquisition Borrowing, effect the PPM Contribution.

                                   ARTICLE VI

                               Negative Covenants

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness outstanding on the Closing Date, or available under debt instruments existing on the Closing Date;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) Guarantees in respect of Indebtedness permitted pursuant to this Section 6.01 or in respect of investments permitted by Section 6.04(b) (provided that any Guarantees in respect of Indebtedness that is subordinated to the Obligations shall be subordinated to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations);

                  (d) Indebtedness of any wholly owned Restricted Subsidiary to any other wholly owned Restricted Subsidiary or the Borrower;

                  (e) Indebtedness of the Restricted Subsidiaries (including tax exempt financings and Capital Lease Obligations) to acquire, construct, develop or improve assets in the ordinary course of business after the Closing Date incurred in the ordinary course of business after the Closing Date or in connection with sale and lease-back transactions of a type described in Section 6.03; provided that the aggregate principal amount of any Indebtedness incurred pursuant to this paragraph (e) outstanding at any time shall not exceed $50,000,000;

                  (f)  Indebtedness of PTI and its subsidiaries;

                  (g) extensions, renewals or refinancing of Indebtedness under paragraph (a) so long as (i) such Indebtedness (the "Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness shall be a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing

         Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced, (v) the covenants, events of default and other provisions thereof (including any Guarantees thereof), taken as a whole, shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing;

                  (h) in the case of PPM only, Guarantees in respect of Powercoal's obligations under the Powercoal Credit Agreement; and

                  (i) unsecured Indebtedness of the Restricted Subsidiaries in addition to that permitted by paragraphs (a) through (h) above in an aggregate principal amount outstanding not to exceed at any time $50,000,000.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and the Restricted Subsidiaries existing on the Closing Date; provided that such Liens shall secure only those obligations which they secure on the Closing Date;

                  (b)  any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings; provided that, in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days of entry thereof, have been discharged or execution thereof stayed pending appeal, or discharged within 60 days after the expiration of any such stay;

                  (i) any Lien on (i) the proceeds of sale of commercial paper issued by the Borrower or (ii) the Borrower's right to receive such proceeds, securing the Borrower's obligation to reimburse the issuer of a letter of credit for drawings to repay commercial paper previously issued by the Borrower;

                  (j) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;

                  (k) purchase money security interests in real property, improvements thereto, equipment or other fixed assets hereafter acquired (or, in the case of improvements, equipment or other fixed assets, constructed) by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, no later than 90 days after such acquisition (or completion of such construction), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than the proceeds of the real property, improvements, equipment or other fixed assets subject to such Lien);

                  (l) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02, provided that such Lien does not apply to any additional property or assets of the Borrower or any Restricted Subsidiary (other than the proceeds of the property or asset subject to such Lien);

                  (m) Liens arising out of Indebtedness permitted under Section 6.01(e), so long as such Liens (i) attach only to the property subject to such Indebtedness and (ii) do not interfere with the business of the Borrower or any of the Restricted Subsidiaries in any material respect;

                  (n) Liens securing Non-Recourse Indebtedness; provided that such Lien does not apply to any additional property or assets of the Borrower or any Restricted Subsidiary (other than the property or Single Purpose Entity relating to such Non-Recourse Indebtedness);

                  (o) Liens on the property or assets of PTI and its subsidiaries;

                  (p) Liens on cash and cash equivalents securing hedging by PPM; provided that the aggregate amount of cash and cash equivalents subject to such Liens shall not exceed at any time $5,000,000;

                  (q) Liens on the capital stock and assets of PPM to secure its obligations under the Indebtedness permitted under Section 6.01(h); and

                  (r) Liens in addition to those permitted by paragraphs (a) through (q); provided, however, that the aggregate principal amount of Indebtedness and amount of other liabilities of the Restricted Subsidiaries that is secured by such Liens do not exceed at any time $50,000,000.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that (a) the Borrower and the Restricted Subsidiaries may enter into any such transaction to the extent the Indebtedness and Liens associated therewith would be permitted by Sections 6.01(e) and 6.02(m), respectively and (b) PTI and its subsidiaries may enter into any sale and lease-back transaction.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) existing investments in its subsidiaries (including PPM prior to the date the PPM Contribution is effected in accordance with
         Section 5.12) and additional investments in the Restricted
         Subsidiaries;

                  (b) investments, loans and advances of the Borrower and the Restricted Subsidiaries existing on the Closing Date or pursuant to commitments set forth in Schedule 6.04(b);

                  (c) investments, loans and advances in or to its subsidiaries the proceeds of which are used (i) by Bidco to finance a portion of the Offer or (ii) by Powercoal to prepay loans under the Powercoal Credit Agreement;

                  (d) Permitted Investments;

                  (e) investments, loans and advances in or to Affiliates (other than Newco and its subsidiaries) not exceeding in the aggregate $85,000,000 at any time outstanding;

                  (f) investments in Hedging Agreements permitted under this Agreement, including any Funding Exchange Rate Protection Agreements and the contribution of such agreements to Newco and its subsidiaries in connection with the Offer;

                  (g) investments constituting non-cash consideration received in connection with a sale of assets not prohibited by Section 6.05;

                  (h) investments, loans and advances by PTI and its subsidiaries; provided that the aggregate consideration to be paid by PTI or any of its subsidiaries in connection with the acquisition of any person or assets or business unit of any person in a single transaction or series of related transactions shall not exceed $150,000,000 (except with respect to any acquisition set forth in Schedule 6.04(h));

                  (i) loans, advances and letter of credit reimbursement obligations relating to the PFS Intercompany Note;

                  (j) so long as no Event of Default shall have occurred and be continuing, investments in the form of payments made pursuant to the Tax Sharing Arrangement;

                  (k) the Powercor Contribution, the PPM Contribution, the TPC Contribution and the PFS Pre-Funding Sale; and

                  (l) investments, loans and advances to the extent not permitted by paragraphs (a) through (k) above; provided that such investments, loans and advances do not exceed in the aggregate $50,000,000.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets, Equity Issuances and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, permit any Restricted Subsidiary to effect an Equity Issuance, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except:

                  (i) the Borrower and any Restricted Subsidiary may purchase and sell inventory in the ordinary course of business;

                  (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, any wholly owned Restricted Subsidiary may merge into or consolidate with any other wholly owned Restricted Subsidiary in a transaction in which the surviving entity is a wholly owned Restricted Subsidiary and no person other than the Borrower or a wholly owned Restricted Subsidiary receives any consideration;

                  (iii) PTI or any of its subsidiaries may effect any sale, lease, transfer or other disposition set forth in Schedule 1.01(c) or any PTI Asset Sale (other than as permitted by Section 6.05(a)(v) below) if the aggregate consideration to be received by PTI in connection with one such transaction or series of related transactions does not exceed $150,000,000;

                  (iv) the Borrower may effect the Powercor Contribution, the PPM Contribution, the TPC Contribution and the PFS Pre-Funding Sale;

                  (v) the Borrower may sell, transfer or otherwise dispose of all the capital stock of any Restricted Subsidiary (including PTI), the PFSAC Obligation or the Spring Creek Note so long as (i) at the time thereof and immediately after giving effect thereto, no Event of

         Default or Default shall have occurred and be continuing, (ii) the Borrower complies with Section 2.13 with respect to the Net Cash Proceeds received from any such sale, transfer or other disposition, and (iii) in the case of any sale of the capital stock or substantially all of the assets of PTI, the terms and conditions of such sale (including with respect to the purchase price and the form of consideration to be received) shall be reasonably satisfactory to the Required Lenders, unless the Net Cash Proceeds from such sale of PTI exceed $1,000,000,000;

                  (vi) acquisitions constituting investments permitted by
         Section 6.04; and

                  (vii) the Borrower may sell, transfer or otherwise dispose of the Excluded Assets to any subsidiary of PacifiCorp.

         (b) Notwithstanding Section 6.05(a), no Asset Sale or PTI Asset Sale shall be permitted under this Agreement unless (i) the consideration to be received in connection therewith shall be at least equal to the fair market value of the assets or property sold, transferred or otherwise disposed of (as determined in good faith by the board of directors of the Borrower) and (ii) except with respect to any Asset Sale that results in an investment permitted by 6.04(l), in the case of an Asset Sale of property having a value of (x) more than $25,000,000 but less than $150,000,000, such Asset Sale shall be for consideration at least 50% of which is cash, and (y) $150,000,000 or more, such Asset Sale shall be for consideration at least 80% of which is cash.

         SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Restricted Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Restricted Subsidiary may declare and pay dividends or make other distributions to the Borrower or another Restricted Subsidiary to facilitate a dividend to the Borrower and (ii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the Borrower and the Restricted Subsidiaries may make payments required to be made under the Tax Sharing Arrangement so long as the payment thereunder by the Borrower and the Restricted Subsidiaries shall not exceed the amount the Borrower and its Restricted Subsidiaries would be required to pay under such arrangement as in effect on the Closing Date.

         (b) Permit the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary (subclauses (i) and (ii) are collectively referred to as an "Upstream Payment"); provided, however, that the foregoing shall not restrict any encumbrances or restrictions:

                  (i) existing on the Closing Date under Indebtedness permitted by Section 6.01(a);

                  (ii) contained in any debt instrument relating to a person acquired after the Closing Date; provided that (A) such encumbrances and restrictions are not applicable to any person other than such person or property or assets acquired, (B) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, and
         (C) the Borrower reasonably believes at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment in a manner that would adversely affect the Borrower's ability to perform its obligations under the Loan Documents when due;

                  (iii) incurred in connection with any Indebtedness permitted pursuant to Section 6.01 (including any extension, refinancing, renewal or replacement of Indebtedness contemplated by clauses (i) and (ii) above); provided that (A) the Borrower reasonably believes at the time such Indebtedness is incurred that the terms of such Indebtedness will not restrict the ability of the person incurring such Indebtedness to make an Upstream Payment in a manner that would adversely affect the Borrower's ability to perform its obligations under the Loan Documents when due, and (B) such Indebtedness contains no express encumbrances on restrictions on the ability of such person to make an Upstream Payment;

                  (iv) imposed on any Single Purpose Entity;

                  (v) existing under, or by reason of, applicable law; and

                  (vi) any encumbrance or restriction on the transfer of any property or asset in an agreement relating to the acquisition or creation or disposition of such property or asset or any Lien on such property or asset that is otherwise permitted by the terms of this Agreement.

         SECTION 6.07. Transactions with Affiliates. Make any material payment to, or sell, lease, transfer or otherwise dispose of any material properties or assets to, or purchase any material property or assets from, or enter into or make or amend any material transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such person (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated person; provided that (a) any payments that are permitted by Section 6.01, 6.04, 6.05(a)(vii) or 6.06(a) shall not be deemed to be Affiliate Transactions and (b) the foregoing restriction shall not apply to (i) transactions among the Borrower and the Restricted Subsidiaries, (ii) transactions pursuant to the PFS Intercompany Note and (iii) transactions pursuant to agreements entered into or in effect on the Closing Date (including the Tax Sharing Arrangement).

         SECTION 6.08. Business of Borrower and Restricted Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

         SECTION 6.09. Other Agreements. Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of the Borrower or any Restricted Subsidiary is outstanding or any other agreement (including the Tax Sharing Arrangement) that is material to the conduct and operations of the Borrower or any Restricted Subsidiary, or modify its charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

         SECTION 6.10. Interest Coverage. As at the end of any fiscal quarter of the Borrower, permit the ratio of (i) Cash Income Available for Interest for the preceding four fiscal quarter period to (ii) Interest Expense (After Tax) for such period to be less than 1.25 to 1.00.

         SECTION 6.11. PTI Total Debt/Total Capitalization. For so long as PTI is a subsidiary of the Borrower, permit the ratio as at the end of any fiscal quarter of (i) Total Debt to (ii) the sum of Consolidated Net Worth and Total Debt to exceed 55%.

         SECTION 6.12. PTI Consolidated EBITDA. For so long as PTI is a subsidiary of the Borrower, permit Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than $225,000,000.


                                   ARTICLE VII

                                Events of Default

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.07 or in
         Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent or any Lender to the Borrower;

                  (f) the Borrower or any Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Non-Recourse Indebtedness) in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or (iii) fail to make any payment in respect of any Material Hedging Obligations when due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of PacifiCorp, the Borrower, Newco or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary), or of a substantial part of the property or assets of PacifiCorp, the Borrower, Newco, such Significant Subsidiary or such group of subsidiaries of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for PacifiCorp, the Borrower, Newco or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary) or for a substantial part of the property or assets of PacifiCorp, the Borrower, Newco, a Significant Subsidiary or any such group of subsidiaries of the Borrower or (iii) the winding-up or liquidation of PacifiCorp, the Borrower, Newco or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) PacifiCorp, the Borrower, Newco or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for PacifiCorp, the Borrower, Newco, any Significant Subsidiary or any such group of subsidiaries of the Borrower or for a substantial part of the property or assets of PacifiCorp, the Borrower, Newco, any Significant Subsidiary or any such group of subsidiaries of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to have a Material Adverse Effect;

                  (k) the security interest purported to be created by the Pledge Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Pledge Agreement) security interest with respect to a material portion of the Collateral, except to the extent that any such loss of perfection or priority results from an act or failure to act by the Collateral Agent; or

                  (l)  there shall have occurred a Change in Control;

then, at any time during the continuance of such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), the Paying Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided that (A) in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (B) except as described in the immediately preceding clause (A), during the period commencing with the Closing Date and ending on the earlier of (x) the date of the initial Acquisition Borrowing and
(y) the Termination Date, the Paying Agent and the Lenders shall not be entitled to terminate the Commitments, rescind this Agreement or seek to enjoin any use of proceeds of the Loans permitted hereby without the consent of the Borrower.

                                  ARTICLE VIII

                    The Paying Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, Citibank is hereby appointed to act as Paying Agent on behalf of the Lenders and as the Issuing Bank, and Citicorp USA is hereby appointed to act as Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Paying Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender and the Issuing Bank, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Paying Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Paying Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement or the other Loan Documents as received by the Paying Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Pledge Agreement.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of their respective obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the prior consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, subject to the prior consent of the Borrower (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, employees and agents to the same extent and subject to the same limitations as provided above for the Agents.
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                                                                              63

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232, Attention of William E. Peressini-Vice President and Treasurer (Telecopy No. (503) 731-2017), with a copy to Stoel Rives LLP at 700 NE Multnomah, Suite 950, Portland, Oregon 97232, Attention of John M. Schweitzer, Esq. (Telecopy No. (503) 230-1907);

                  (b) if to the Paying Agent, to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention of Sandip Sen (Telecopy No.
         (212) 793-6130); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Paying Agent, the Collateral Agent or any Lender or the Issuing Bank.

         SECTION 9.03. Binding Effect. This Agreement shall become effective (a) when it shall have been executed by the Borrower and the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and (b) when each of the conditions set forth in Section 4.01 shall have been satisfied or waived in writing, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. By its execution and delivery of the amendment and restatement of this Agreement, the Borrower hereby confirms that the representations and warranties set forth in Article III are true and correct in all material respects on the date of this amendment and restatement with the same effect as though made on such date.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Paying Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower (unless an Event of Default shall have occurred and is continuing) and the Paying Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except for assignments by any Initial Lender or as otherwise agreed to by the Paying Agent) and (iii) the assignee, if it shall not be a Lender, shall deliver to the Paying Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(v) such assignee will independently and without reliance upon the Paying Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Paying Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Paying Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Paying Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Paying Agent and the Issuing Bank to such assignment, the Paying Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Paying Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (provided that a participant shall not be entitled to receive any greater payment under Sections 2.14, 2.16 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of such participation is made with the Borrower's prior written consent) and (iv) the Borrower, the Paying Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Paying Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Initial Lenders, the Paying Agent, the Collateral Agent and the Issuing Bank in connection with the arrangement of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Initial Lenders, the Paying Agent, the Collateral Agent or (after the occurrence and during the continuance of an Event of Default) any other Lender in connection with the enforcement of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Paying Agent and the Collateral Agent, and, in connection with any such enforcement, the reasonable fees, charges and disbursements of any other counsel for the Paying Agent, the Collateral Agent or any Lender.

         (b) The Borrower agrees to indemnify the Initial Lenders, the Paying Agent, the Collateral Agent, each other Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, partners, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceeding (whether or not an Indemnitee is a party thereto) relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, the use of the proceeds of the Loans or issuance of Letters of Credit, whether or not any Indemnitee is a party thereto, or (ii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Restricted Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Restricted Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Paying Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Promptly after exercising its rights under this Section 9.06, the applicable Lender shall notify the Paying Agent and the

Borrower of the exercise of such rights. The rights of each Lender under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Paying Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Paying Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender or (iii) amend or modify the pro rata requirements of the provisions of Section 2.17, amend or modify the provisions of Section 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release all or any substantial part of the Collateral (except for any release expressly permitted by the Loan Documents), without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Paying Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Paying Agent, the Collateral Agent or the Issuing Bank.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C

Disbursement, together with all Fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceedings shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Confidentiality. The Paying Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Paying Agent, any Lender, the Issuing Bank or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower other than any of the foregoing that were available to the Paying Agent, the Collateral Agent, the
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Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the Closing Date, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration of this Agreement.

         SECTION 9.17. Margin Regulations. Notwithstanding any other provision contained in this Agreement or the Pledge Agreement, including Section 2.13(b),
Section 6.02 and Section 6.05, the pledge or sale of the Shares by Bidco shall be permitted hereunder until the Depositary Shares have been delisted from the New York Stock Exchange (and the Shares shall not otherwise be "margin stock" as defined in Regulations G and U of the Board); provided that until such time the Borrower shall use its reasonable efforts to cause Bidco not to:

                  (i) incur any Indebtedness other than (A) its obligations under the Offer, (B) its obligations under the Powercoal/Bidco Loans and (C) its obligations under or permitted under the Bidco Facility Agreement;

                  (ii) engage in any business other than (A) acquiring and holding the Shares and (B) engaging in activities reasonably related to the Offer; or

                  (iii) sell or otherwise dispose of the Shares, unless (A) such Shares are sold for cash, (B) fair value is received for such Shares and (C) the proceeds of such sale are either held as cash or invested in certificates of deposit, U.S. government securities, commercial paper, other money market instruments that are exempted securities under the United States federal securities laws or Cash Investment Equivalents (as defined in the Bidco Facility Agreement).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           PACIFICORP HOLDINGS, INC.,

                              by
                                 /s/      William E. Peressini
                                 --------------------------------------
                                 Name:    William E. Peressini
                                 Title:   Treasurer
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                                                                             72




                              CITIBANK, N.A., individually as an Initial
                              Lender and as Paying Agent and Issuing Bank,

                              by /s/      Sandip Sen
                                 --------------------------------------
                                 Name:    Sandip Sen
                                 Title:   Managing Director, Attorney-in-Fact


                              CITICORP USA, INC., as Collateral Agent,

                              by /s/      Sandip Sen
                                 --------------------------------------
                                 Name:    Sandip Sen
                                 Title:   Managing Director, Attorney-in-Fact


                              GOLDMAN SACHS CREDIT PARTNERS L.P., individually as an Initial Lender,

                              by /s/      Edward C. Forst
                                 --------------------------------------
                                 Name:    Edward C. Forst
                                 Title:   Authorized Signatory


                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, individually as an Initial Lender,

                              by /s/      Kathryn Sayko-Yanes
                                 --------------------------------------
                                 Name:    Kathryn Sayko-Yanes
                                 Title:   Vice President